Greenidge, New York State Agree on Historic New Air Permit That Will Support Local Power Grid; Includes Required Emissions Reductions That Exceed State’s Climate Act Goals
Company’s Model Datacenter and Power Generation Operation, Which Sends Significant Power to the Local Energy Grid, Will Receive New Title V Permit

Agreement Exceeds Climate Act Goals by Achieving a 44% Required Reduction in Permitted Emissions by 2030, and a 25% Reduction from Actual Emissions

International Brotherhood of Electrical Workers in New York (IBEW)
Hails the Agreement
Settlement Ends all Litigation and Affirms Greenidge Operation Will Continue to Be Fully Consistent with the State’s Climate Act

DRESDEN, NY – November 7, 2025 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced the company and the State of New York have agreed on the terms of a historic new five-year renewal of the company’s Title V Air Permit for its Dresden, NY facility. The agreement ensures that the facility, which provides significant power to the local energy grid each year, will continue to do so while also serving as a model datacenter operation.

The agreement, signed by the New York State Department of Environmental Conservation (“NYSDEC”) and the Company, states unequivocally that Greenidge shall receive a Final Title V Air Permit, and that the new emissions levels are fully consistent with New York’s Climate Leadership Community Protection Act (“Climate Act”). Greenidge provides power to the Upstate New York electrical grid every minute it operates, a requirement of the company’s operating agreement with the New York Independent System Operator (NYISO), and Greenidge regularly increases power to the grid during times of high demand, to strengthen grid reliability and help reduce energy costs for residents and homeowners.

Before Greenidge’s fully approved crypto mining operation, the facility’s time from start-up to high-power generation for the grid was approximately 14 hours. Now, reaching a high-power supply to the grid takes only minutes. Greenidge can curtail its cryptocurrency mining operations in minutes and direct more of its power generation to the local energy grid.

Since 2022, Greenidge has increased the amount of power it sends to the electrical grid every year.

The permit agreement establishes, in clear language and signed terms, the following:

•Historic emissions reduction requirements via “an immediate reduction of the Facility’s potential to emit greenhouse gas emissions.”
•A mandated 44% reduction in permitted emissions by 2030, exceeding ambitious goals of the Climate Act, which aims to achieve a 40% reduction in statewide emissions by 2030.

•A 25% reduction off the facility’s actual emissions by 2030, which is believed to be the first such condition in a Title V Air Permit renewal in the State of New York.

•NYSDEC’s conclusion that the emissions limits “establish the Facility’s consistency with the Statewide GHG emission limits as established by the Climate Leadership and Community Protection Act.”
•After a public comment period and fulfilling all applicable state procedures, “NYSDEC shall issue a Final Title V permit modification and renewal to Greenidge for the Facility.”
•The agreement ends all litigation and administrative appeals between the company and the State, and NYSDEC and Greenidge will “request discontinuance of the administrative hearing on this matter” and Greenidge will “seek dismissal of its pending appeal before the New York State Appellate Division, Fourth Department.”
•Establish that any objection by the parties granted party status in the pending state administrative hearing case in State Appellate Court “will not impair the terms of this Stipulation or NYSDEC’s agreement to issue Greenidge a Final Title V permit modification and renewal with the emissions limits.”
•Affirms the company can continue to operate in New York, uninterrupted, supplying electricity to the local electrical grid, which has increased each year in recent years, and behind-the-meter electricity to the company’s cryptocurrency datacenter.

The full agreement between NYSDEC and Greenidge can be found here.

The agreement ends years of costly litigation stemming from the State’s initial denial of the company’s permit renewal application and was hailed by the International Brotherhood of Electrical Workers (IBEW) in New York.

“This new permit includes historic emissions reductions that go far beyond anything required by the CLCPA or ever implemented in New York and validates our national model cryptocurrency operation, which does not pull power from the grid, but rather sends power to it daily,” said Greenidge President Dale Irwin.

“This voluntary agreement speaks to our commitment to being a responsible partner with the state – creating high-paying jobs and providing power to the electrical grid, while meeting the state’s nation-leading environmental goals. We will continue to produce badly needed power and send it to the local electrical grid, while operating our cutting-edge datacenter that has brought high-tech jobs and opportunity to a region of the state that has been economically underserved for far too long.

“While this process has been lengthy, we thank the Hochul Administration and the current team at NYSDEC for allowing the law and the facts to drive policy. We’re pleased with this tough, fair new permit, and happy to put this process where it has belonged for years – in the rear-view mirror.”

    The Greenidge facility has long partnered with workers from the local International Brotherhood of Electrical Workers (IBEW). Roman Cefali, Business Manager of the IBEW Local 10 said, “This permit agreement is about jobs. The Hochul Administration deserves credit for looking past the campaign of misinformation waged against Greenidge and the good, hardworking people of our union. We should be working, as this agreement does, to preserve and grow great union jobs for working-class upstate New Yorkers. This agreement also strengthens the upstate energy grid. By reaching a tough new permit deal, the State of New York is standing up for working-class families. I would like to thank Governor Hochul and her staff for their hard work protecting good-paying union jobs and achieving real, tangible environmental progress at the same time.”

In November 2024, a New York Supreme Court Judge ruled in Greenidge’s favor, invalidating the NYSDEC’s ruling to deny Greenidge’s air permit renewal. Subsequently, representatives from Greenidge and NYSDEC negotiated the terms of an air permit renewal. A Title V Air Permit is required for any power generation facility operating in New York State.

Greenidge purchased the Dresden, NY facility in 2016, converting a former coal-fired power plant into a natural gas facility and began operations producing electricity for the local energy grid in 2017. In 2019, the company began a small pilot cryptocurrency program, and in 2020 began operating a novel cryptocurrency datacenter, using only electricity produced at the facility to operate the datacenter and causing no burden to the local energy grid.

Since purchase, Greenidge has invested more than $100 million to modernize this facility, creating new jobs that pay far more than the average rate in the area with massive cascading local economic impacts through dozens of partnerships with local businesses. Greenidge now accounts for nearly ten percent of all local tax revenues in Yates County.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Contacts
Media Inquiries
media@greenidge.com
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